UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 2, 2010

VirnetX Holding Corporation
 (Exact name of Registrant as specified in its charter)

Delaware	001-33852	77-0390628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5615 Scotts Valley Drive, Suite 110
Scotts Valley, California 95066
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (831) 438-8200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Discretionary 2010 Annual Incentive Bonus

On December 2, 2010, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of VirnetX Holding Corporation (the “Company”), reviewed the Company’s performance in 2010 and the contribution that the Company employees made to such performance.  Following such review, the Compensation Committee exercised its discretion in determining to pay each Company employee amounts in excess of 100% of the 2010 target bonus (which target amounts were equal to 35% of such employee’s base salary) established for such employee at the beginning of 2010 in light of the Company's overall strong performance for the year and the employees' contributions in achieving this performance.  As a result, the Compensation Committee determined to award Kendall Larsen, the Company's Chief Executive Officer, President and Director, a cash bonus for 2010 equal to $153,519 and William E. Sliney, the Company's Chief Financial Officer, a cash bonus for 2010 equal to $19,624.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRNETX HOLDING CORPORATION

Date: December 8, 2010	By:	/s/ Kendall Larsen
Kendall Larsen
Chief Executive Officer